                                                                   EXHIBIT 4.18

                  AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of such Loan Agreement), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") (as heretofore amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

         Borrowers, Parent and the Administrative Agent, acting with the consent of all of the Lenders pursuant to Section 14.2 of the Loan Agreement, agree as follows:

1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is amended by (a) striking the words "Parent Leverage Ratio" where they appear in the second line and in the tabular caption within the definition of "Applicable Pricing Level," (b) substituting in place of such words in both such places in the definition of "Applicable Pricing Level" the words "Parent Funded Debt Ratio" and (c) deleting the definition of "Parent Leverage Ratio" in its entirety.

2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is further amended by revising the definitions of "Annualized Adjusted EBITDA", "Reduction Amount" and "Reduction Date" to read, respectively, as follows:

                  "ANNUALIZED ADJUSTED EBITDA" means (a) with respect to Parent or Borrowers and with respect to any fiscal period ending during the period from December 31, 1999 through and including June 30, 2000, the SUM OF (i) the Adjusted EBITDA of Parent or Borrowers (as applicable) for that fiscal period EXCLUDING Adjusted EBITDA of Sunset for that fiscal period PLUS (ii) the Sunset Annualization Amount for that fiscal period and (b) with respect to Parent or Borrower and with respect to any fiscal period ending after June 30, 2000, the Adjusted EBITDA of Parent and Borrowers (as applicable) for that fiscal period. "REDUCTION AMOUNT" means, with respect to each Reduction Date, the amount set forth below opposite such Reduction Date:

                   Reduction Date                     Amount
                   --------------                     ------

                   September 30, 1999                 $ 7,000,000

                   December 31, 1999                  $12,250,000

                   March 31, 2001
                    and June 30, 2001                 $14,000,000

                   September 30, 2001
                    through September 30, 2002        $17,500,000

                   December 31, 2002
                    through September 30, 2003        $30,625,000

                  "REDUCTION DATE" means (a) September 30, 1999, (b) December 31, 1999 and (c) March 1, 2001 and each Quarterly Payment Date thereafter.

3. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is further amended by (a) deleting the definition of "Annualization Amount" therein contained and (b) adding the following new definition at the appropriate alphabetical place:

                  "SUNSET ANNUALIZATION AMOUNT" means (a) for the fiscal period consisting of the four (4) Fiscal Quarters ending December 31, 1999, the Adjusted EBITDA of Sunset for the Fiscal Quarter then ended MULTIPLIED BY four (4), (b) for the fiscal period consisting of the four (4) Fiscal Quarters ending March 31, 2000, the Adjusted EBITDA of Sunset for the two (2) Fiscal Quarters then ended MULTIPLIED BY two (2) and (c) for the fiscal period consisting of the four (4) Fiscal Quarters ending June 30, 2000, the Adjusted EBITDA of Sunset for the three (3) Fiscal Quarters then ended MULTIPLIED BY four thirds (4/3).

4. WAIVER OF SECTION 6.1. Section 6.1 of the Loan Agreement is hereby waived as respects its application to the Disposition of the vessel now located at St. Charles, Missouri known as "Station Casino Belle"; PROVIDED that such Disposition is to a Person that is not an Affiliate of Parent.

5. AMENDMENT OF SECTION 6.7. Section 6.7 of the Loan Agreement is amended by revising clause (c) thereof to read as follows:

                  (c) Indebtedness under the Term Loan Agreement or Indebtedness that refinances in its entirety such Indebtedness; PROVIDED that (i) the principal amount of such refinancing Indebtedness does not exceed the principal amount then outstanding under the Term Loan Agreement, (ii) all Indebtedness under the Term Loan Agreement is retired concurrently with the incurrence of such refinancing Indebtedness, (iii) the average scheduled life of such refinancing Indebtedness is at least one (1) year beyond the average remaining scheduled life of the Indebtedness under the Term Loan Agreement and (iv) such refinancing Indebtedness is not secured by a Lien on any assets of any Borrower or of Parent or any of the Restricted Subsidiaries.

6. AMENDMENT OF SECTION 9.5. Section 9.5 of the Loan Agreement is amended by (a) striking the amount "$50,000,000" in the fourth line of clause
(e) thereof and (b) such Indebtedness; PROVIDED that (i) the principal amount of such refinancing Indebtedness does not exceed the principal amount then outstanding under the Term Loan Agreement, (ii) the Indebtedness under the Term Loan Agreement is retired concurrently with the incurrence of such refinancing Indebtedness, (iii) the average scheduled life of such refinancing Indebtedness is at least one (1) year beyond the average remaining scheduled life of the Indebtedness under the Term Loan Agreement and (iv) such refinancing Indebtedness is not secured by a Lien on any assets of any Borrower or of Parent or any of the Restricted Subsidiaries.

7. AMENDMENT TO SECTION 9.14. Section 9.14 of the Loan Agreement is amended by (a striking the amount "$15,000,000" in clause (d) (iii) thereof and (b) substituting in place of such amount the amount "$25,000,000."

8. AMENDMENT TO SECTION 10.1. Section 10.1 of the Loan Agreement is amended by (a) striking the words "Parent Leverage Ratio" where they appear in lines 3 and 8 of clause (c) thereof and (b) substituting in place of such words the words "Parent Funded Debt Ratio."

9. AMENDMENT OF EXHIBITS. EXHIBIT B (Compliance Certificate) and EXHIBIT J (Pricing Certificate) are hereby amended to conform to the foregoing amendments, in such forms as are mutually acceptable to the Administrative Agent and Borrowers.

10. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

         (a)      Counterparts of this Amendment executed by all parties hereto;

         (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of EXHIBIT A to this Amendment;

         (c)      Written consent of all of the Lenders as required under
                  Section 14.2 of the Loan Agreement in the form of EXHIBIT B to this Amendment; and

         (d) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

11. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

12. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

13. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

14. IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of January 25, 2000 by their duly authorized representatives.


                                          PALACE STATION HOTEL & CASINOS, INC.
                                          BOULDER STATION, INC.
                                          TEXAS STATION, INC.
                                          ST. CHARLES RIVERFRONT STATION, INC.
                                          KANSAS CITY STATION CORPORATION
                                          SUNSET STATION, INC.

                                          By:      /s/ GLENN C. CHRISTENSON
                                                   ---------------------------
                                                   Glenn C. Christenson
                                                   Senior Vice President
                                      -4-

                                          STATION CASINOS, INC.


                                          By:      /s/ GLENN C. CHRISTENSON
                                                   ---------------------------
                                                   Glenn C. Christenson
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                              BANK OF AMERICA, N.A., as
                                              Administrative Agent



                                          By:      /s/ JANICE HAMMOND
                                                   ---------------------------
                                                   Janice Hammond
                                                   Vice President
                                       -5-

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as heretofore amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 2 to the Loan Agreement.

         Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated: January 25, 2000

GREEN VALLEY STATION, INC.                    SOUTHWEST GAMING SERVICES, INC.

By:      /s/ GLENN C. CHRISTENSON             By:     /s/ BLAKE L. SARTINI
         ------------------------                     --------------------
              Glenn C. Christenson                        Blake L. Sartini
              Vice President and                          Secretary
              Chief Financial Officer

TROPICANA STATION, INC.                       SOUTHWEST SERVICES, INC.

By: /s/ GLENN C. CHRISTENSON                  By: /s/ BLAKE L. SARTINI
    ------------------------                      --------------------
    Glenn C. Christenson                          Blake L. Sartini
    Senior Vice President                         Secretary

SUNSET STATION LEASING COMPANY, LLC

By:      /s/ GLENN C. CHRISTENSON
         ------------------------
         Glenn C. Christenson
         Senior Vice President

                             Exhibit B to Amendment

                                CONSENT OF LENDER

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as heretofore amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         The undersigned Lender hereby consents to the execution and delivery of Amendment No. 2 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated:
       -----------------
                                            -------------------------------
                                            [Printed Name of Lender]

                                            By:
                                                 ---------------------------

                                                 ---------------------------

                                                  [Printed Name and Title]